Exhibit 99.1

Form of Proxy Card

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the annual meeting day.

expedia inc.

INTERNET
http://www.proxyvoting.com/expe
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

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Fulfillment
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THIS PROXY IS SOLICITED ON BEHALF OF EXPEDIA, INC.'S BOARD OF DIRECTORS.
EXPEDIA, INC.'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 4, 5, 6 AND 7 AND A VOTE FOR "3 YEARS" FOR PROPOSAL 8.

Please mark your votes as indicated in this example ☒

	FOR	AGAINST	ABSTAIN
1. Approval of amendments to the Expedia Amended and Restated Certificate of Incorporation that would effect the spin-off of TripAdvisor, Inc.	☐	☐	☐
2. Approval of amendments to the Expedia Amended and Restated Certificate of Incorporation to effect a one-for-two reverse stock split of Expedia common stock and Expedia Class B common stock (Note: if implemented, the reverse stock split would take place immediately prior to the spin-off of TripAdvisor; Expedia will only complete the one-for-two reverse stock split if Expedia completes the spin-off).	☐	☐	☐
3. Approval and adoption of a Merger Agreement, as it may be amended from time to time, under which a wholly owned subsidiary of Expedia would merge with and into Expedia, and in connection with which each share of Expedia Series A Cumulative Convertible Preferred Stock, par value $0.001, will be converted into the right to receive an amount in cash equal to $22.23, plus an amount equal to accrued and unpaid dividends through the effective date of the merger (Note: the preferred stock merger would be effected before the reverse stock split and before the spin-off; Expedia will not effect the spin-off or the reverse stock split if the preferred stock merger has not been consummated).	☐	☐	☐
4. Approval of the addition of provisions to the Expedia Amended and Restated Certificate of Incorporation pursuant to which Expedia would renounce any interest or expectancy in certain corporate opportunities, which generally would have the effect that no officer or director of Expedia who is also an officer or director of TripAdvisor will be liable to Expedia or its stockholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to TripAdvisor instead of Expedia, or does not communicate information to Expedia regarding a corporate opportunity that the officer or director has directed to TripAdvisor (Note: Expedia will only adopt these provisions if Expedia completes the spin-off of TripAdvisor).	☐	☐	☐

	FOR all nominees listed below	WITHHOLD AUTHORITY to vote for all nominees listed below	*EXCEPTIONS
5. Election of Directors Nominees:	☐	☐	☐

01 A. George "Skip" Battle*
02 Barry Diller
03 Jonathan L. Dolgen
04 William R. Fitzgerald
05 Craig A. Jacobson*
06 Victor A. Kaufman
07 Peter M. Kern*
08 Dara Khosrowshahi
09 John C. Malone
10 José A. Tazón

*To be voted upon by the holders of Expedia, Inc.'s Common Stock voting as a separate class.
All nominees will serve a term of one year or until their respective successors shall have been duly elected and qualified (or, if earlier, such director's removal or resignation from the Board of Directors).

†INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and strike a line through that nominee's name.

	FOR	AGAINST	ABSTAIN
6. Ratification of appointment of Ernst & Young LLP as Expedia's independent registered public accounting firm for the year ending December 31, 2011.	☐	☐	☐
7. Approval, on an advisory basis, of the compensation of Expedia's named executive officers.	☐	☐	☐

	1 YEAR	2 YEARS	3 YEARS	ABSTAIN
8. Advisory vote on the frequency of future advisory votes on the compensation of Expedia's named executive officers.	☐	☐	☐	☐

9. Such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

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Mark Here for Address Change or Comments SEE REVERSE ☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing for a corporation, partnership or other entity or as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature ____________________ Signature ____________________ Date ____________

You can now access your Expedia, Inc. account online.

Access your Expedia, Inc. account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Expedia, Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status

• View certificate history

• View book-entry information

• View payment history for dividends

• Make address changes

• Obtain a duplicate 1099 tax form

• Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2010 Annual Report to Stockholders are available at: http://www.RRDEZProxy.com/2011/expedia

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expedia inc.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EXPEDIA, INC. IN CONNECTION WITH THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD [ ], 2011

The undersigned stockholder of Expedia, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated [ ], 2011, hereby revokes all previous proxies and hereby appoints each of Dara Khosrowshahi and Burke F. Norton proxy and attorney-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Expedia, Inc. to be held on [ ], 2011, at [ ] local time, at [ ], and at any adjournments or postponements thereof, and to vote all shares of Common Stock, Class B Common Stock and/or Series A Preferred Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side hereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE PROVIDED.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4, 5, 6, AND 7, AND FOR “3 YEARS” FOR PROPOSAL 8 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF, INCLUDING, AMONG OTHER THINGS, ANY MOTION MADE FOR ADJOURNMENT OR POSTPONEMENT OF THE MEETING AND THE ELECTION OF ANY SUBSTITUTE NOMINEES FOR DIRECTOR AS THE PROXIES MAY SELECT IN THE EVENT THAT ANY NOMINEE(S) NAMED ON THE REVERSE SIDE HEREOF BECOME UNABLE OR UNWILLING TO SERVE.

Address Change/Comments

(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

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(Continued and to be marked, dated and signed, on the other side) 00000 Fulfillment

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